Exhibit 1(j)

                         MERRILL LYNCH SERIES FUND, INC.

                            ARTICLES OF AMENDMENT TO
                       ARTICLES SUPPLEMENTARY DESIGNATING
                                 COMMON STOCK OF
                    MERRILL LYNCH GLOBAL STRATEGY PORTFOLIO,
                      MERRILL LYNCH GROWTH STOCK PORTFOLIO,
                MERRILL LYNCH LONG TERM CORPORATE BOND PORTFOLIO,
                  AND MERRILL LYNCH MULTIPLE STRATEGY PORTFOLIO

      Merrill Lynch Series Fund, Inc. a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles Supplementary of the Corporation classifying the capital stock of the Corporation as listed above are hereby amended by renaming the applicable issued and unissued shares of capital stock of the Corporation as set forth below:

Current Name of Portfolio                     New Name of Portfolio
-------------------------                     ---------------------
Merrill Lynch Global Strategy          Merrill Lynch Global Allocation Strategy
Portfolio Common Stock                 Portfolio Common Stock

Merrill Lynch Growth Stock             Merrill Lynch Fundamental Growth Strategy
Portfolio Common Stock                 Portfolio Common Stock

Merrill Lynch Long Term Corporate      Merrill Lynch Core Bond Strategy
Bond Portfolio Common Stock            Portfolio Common Stock

Merrill Lynch Multiple Strategy        Merrill Lynch Balanced Capital Strategy
Portfolio Common Stock                 Portfolio Common Stock

      SECOND: All of the shares of the Corporation's Common Stock, as renamed, continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of Incorporation of the Corporation.

      THIRD: These Articles of Amendment were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland
General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

      FOURTH: No other change is intended or effected.


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      IN WITNESS  WHEREOF,  Merrill  Lynch  Series  Fund,  Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 9, 2001.

WITNESS                                 MERRILL LYNCH SERIES FUND, INC.

/s/ Allan J. Oster                      /s/ Terry K. Glenn
--------------------------              --------------------------
Name: Allan J. Oster                    Name: Terry K. Glenn
Title: Secretary                        Title: President

      THE UNDERSIGNED, President of Merrill Lynch Series Fund, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

                              /s/ Terry K. Glenn
                              ------------------------
                              Name: Terry K. Glenn
                              Title: President


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